UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2011

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On May 12, 2011, the shareholders of Socialwise, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), approved the following change to the Company’s Articles of Incorporation, which was approved by our Board of Directors on February 28, 2011 subject to shareholder approval:

Increase of the number of authorized shares of our common stock from 120,000,000 shares of common stock with a par value of $0.001 per share to 300,000,000 shares of common stock with a par value of $0.001 per share.

The amendment to the Company’s Articles of Incorporation was effective on May 12, 2011.

Item 5.07

Submission of Matters to a Vote of Security Holders

As of May 6, 2011, the Company received the written consent of its shareholders representing more than 51% of the voting power of its outstanding common stock as was required to approve the amendment to the Company’s Articles of Incorporation discussed in Item 5.03 above.  On March 22, 2011, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement and thereafter mailed the statement to its shareholders of record as of March 21, 2011 soliciting their consent to the amendment to the Company’s Articles of Incorporation discussed in Item 5.03 above.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.44	Amended Articles of Incorporation dated May 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.
/s/ Jonathan Shultz
Dated: May 12, 2011	By:
Jonathan Shultz Chief Financial Officer